Exhibit 99.1


FOR IMMEDIATE RELEASE                               MEDIA CONTACT
                                                    Wendy Wall
                                                    Vollmer Public
                                                    Relations
                                                    (Wendy@vollmerpr.com)
                                                    713/546-2230

                                                    INVESTOR RELATIONS CONTACT
                                                    Bob Aronson
                                                    800-579-2302

          STAGE STORES ANNOUNCES STORE CLOSING PROGRAM

     HOUSTON, TX, July18, 2000 - - Stage Stores, Inc. today announced that the U.S. Bankruptcy Court for the Southern District of Texas approved the Company's plan to close 120 under performing stores as a part of its restructuring process.
     Jack Wiesner, Chairman, interim Chief Executive Officer and President, commented, "As a part of our restructuring process, we identified 470 core stores in 20 states which will serve as our base for returning the Company to profitability. The 120 stores we will be closing represent stores that were not profitable or stores which are outside of our geographic base."
     Mr. Wiesner continued, "In order to begin focusing on our core operations immediately, we have engaged the Ozer Group and Hilco Trading Company to manage the liquidation process at these stores scheduled for closure. Under our agreement, we will receive a guaranteed price for the inventory, net of related expenses, located in these stores and Ozer and Hilco will manage and be responsible for all aspects of the liquidation process."
      Stage Stores, Inc., brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the United States. The company currently operates stores overunder the Stage, Bealls and Palais Royal names.
     Any statements in this release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the company with the Securities and Exchange Commission that the company urges investors to consider.

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